AT THE COMPANY:
John K. Schmidt
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
Tuesday, May 16, 2006

Bank of the Southwest Joins Heartland Financial USA, Inc.

Dubuque, Iowa - - Heartland Financial USA, Inc. (NASDAQ: HTLF), today announced that it has completed the acquisition of Bank of the Southwest, a commercial banking institution with offices in Phoenix and Tempe, Arizona. Bank of the Southwest will become part of Arizona Bank & Trust, a Heartland subsidiary chartered as a de novo bank in 2003.

The all-cash deal is valued at approximately $18 million. At December 31, 2005 Bank of the Southwest had assets of $70 million and $997 thousand of pre-tax income for the twelve month period ending December 31, 2005.

The acquisition represents Heartland’s continued expansion within the Phoenix market. Under the Arizona Bank & Trust brand, the combined banks will serve customers from five banking locations with a sixth branch planned for early in 2007.

“This transaction represents an opportunity to grow Arizona Bank & Trust within this attractive southwestern marketplace,” said Lynn B. Fuller, Heartland chairman, president and chief executive officer. “The Phoenix market offers enormous potential and further leverages our expansion into the western United States. We believe that Bank of the Southwest’s culture is an excellent match for our customers, employees, stockholders and community. We have also acquired a talented team of management and staff with an intimate knowledge of the Phoenix area.”

Paul Muscenti, former chairman of Bank of the Southwest, has joined Arizona Bank & Trust as co-chair of its board of directors. Muscenti said, “We are pleased to be joining a very forward-looking organization. Heartland’s decentralized operating model means that this transaction will be largely transparent to Bank of the Southwest customers. Our customers will continue to be served by the same familiar and friendly faces that have served them in the past, but will now have access to enhanced resources along with a wider array of products and services.”

The closing of the transaction will be followed by conversion of Bank of the Southwest’s data processing systems to those of Heartland, currently planned for June 9, 2006. At the same time, all external and internal signs, forms and documents will be changed over to reflect the Arizona Bank & Trust identity.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $2.8 billion diversified financial services company providing banking, mortgage, wealth management, insurance, fleet management and consumer finance services to individuals and businesses in 43 communities in nine states -- Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota and Massachusetts. Heartland Financial USA, Inc. is listed on NASDAQ. Its trading symbol is HTLF.

Additional information about Heartland Financial USA, Inc. is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.